Exhibit 99.1

          Callaway Golf Announces Record Sales for Second Quarter and
                            First Six Months of 2007

     CARLSBAD, Calif.--(BUSINESS WIRE)--Aug. 1, 2007--Callaway Golf Company (NYSE:ELY) today announced its financial results for the second quarter ended June 30, 2007. Highlights for the second quarter include:

     -- Net sales of $380.0 million, an increase of 11% compared to $341.8 million for the same period in 2006. These record sales are primarily the result of strong sales of the Fusion FT-5 and FT-i drivers and X-20 irons, as well as increases in sales of accessories and golf balls.

     -- Fully diluted earnings per share of $0.53 on 69.3 million shares outstanding, an increase of 61% compared to $0.33 on 68.6 million shares outstanding in 2006.

     -- Fully diluted earnings per share include $0.02 of after-tax charges for gross margin improvement initiatives. The second quarter of 2006 includes after-tax charges of $0.01 for the integration of Top-Flite and $0.01 for the restructuring initiatives announced in September 2005. Excluding these charges, the Company's pro forma fully diluted earnings per share for the second quarter of 2007 would have been $0.55, an increase of 57% compared to $0.35 for the second quarter of 2006.

     -- Gross profit for the second quarter of 2007 increased 25% to $175.1 million (or 46% of net sales) compared to $140.1 million (or 41% of net sales) for the second quarter of 2006. The increase in gross profit as a percent of sales is primarily the result of an increased mix of higher margin woods and irons products and positive results from the Company's gross margin improvement initiatives announced in November, 2006.

     -- Operating expenses for the second quarter of 2007 were $113.0 million (or 30% of net sales) compared to $101.3 million (or 30% of net sales) in 2006. The dollar increase is primarily due to higher selling expenses associated with increased sales, the negative impact of the weaker dollar on international operating expenses, higher legal expense associated with protecting the Company's intellectual property, and increased annual incentive compensation associated with the improved financial results compared to 2006.

     Highlights for the first six months include:

     -- Net sales increased 11% to $714.6 million, a new record for the Company. Net Sales were $644.3 million for the same period in 2006.

     -- Fully diluted earnings per share increased 55% to $1.01 on 68.8 million shares outstanding, as compared to $0.65 on 69.4 million shares outstanding in 2006.

     -- Fully diluted earnings per share include after-tax charges of $0.03 associated with the Company's gross margin improvement initiatives. Results for the first half of 2006 include after-tax charges of $0.02 for the integration of Top-Flite and $0.01 for restructuring. Excluding these charges, the Company's pro forma fully diluted earnings per share for 2007 and 2006 would have been $1.04 and $0.68 respectively, an increase of 53%.

     -- Gross profit for 2007 was $335.8 million (or 47% of net sales) compared to $271.6 million (or 42% of net sales) for 2006. The increase in gross profit is primarily the result of an increase in mix of higher margin products as well as positive results from the Company's gross margin improvement initiatives.

     -- Operating expenses for 2007 were $217.9 million (or 30% of net sales), compared to $196.5 million (or 30% of net sales) for 2006. The increase is primarily due to higher selling and marketing expenses associated with the increase in sales, the negative impact of a weaker dollar on international operating expenses, increased legal expense associated with protecting the Company's intellectual property, and increased annual incentive compensation associated with the improved financial results.

     "With the first half of 2007 behind us, we are pleased with our progress on many fronts," commented George Fellows, President and CEO. "Sales have increased 11% for the quarter and first half of the year, the result of strong consumer acceptance of our new products. Great technology in our Fusion line, particularly our driver products, an improved product development process, and improved ability to ship our products to market efficiently and on time are all contributing to these strong results. We have also seen U.S. revenue market share increase for the Top-Flite brand since December, 2006 driven by the successful introduction of the new D2 golf ball and a cleaner retail channel, resulting in improved profitability of this important brand."

     "We are also making great progress on our gross margin initiatives," continued Mr. Fellows. "In fact, we are ahead of our internal targets, and are on track with the inventory reduction initiatives we announced earlier this year. Because of these results, we are increasing our full year outlook for the second time this year."

     Business Outlook

     The Company estimates that its full year 2007 net sales will be in the range of $1.070 to $1.080 billion compared to the previous estimate of $1.035 to $1.055 billion. It is also estimated that the 2007 full year pro forma fully diluted earnings per share will be in the range of $0.78 to $0.84 compared to the previous estimate of $0.72 to $0.82, both on 70 million shares. Pro forma earnings exclude charges related to the Company's gross margin improvement initiatives, currently estimated at $0.08 per share for 2007, but include charges related to employee equity-based compensation under FAS 123R.

     The Company will be holding a conference call at 2:00 p.m. PDT today. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PDT on Wednesday, August 8, 2007. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-475-6701 toll free for calls originating within the United States or 320-365-3844 for International calls. The replay pass code is 881407.

     Disclaimer: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to progress on the gross margin or inventory reduction initiatives or estimated sales and earnings for 2007, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Investors should understand that it is very difficult to forecast sales of the Company's products as a majority of the Company's sales each year is derived from the sale of new products. Accurately estimating the Company's sales (and therefore earnings) each year is therefore based upon various unknowns including consumer acceptance and demand for the Company's new products as well as future consumer discretionary purchasing behavior. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products, in manufacturing the Company's products, or in connection with the implementation of the Company's planned gross margin initiatives, the re-launch of the Top-Flite brand or the implementation of future initiatives; market acceptance of current and future products; adverse market and economic conditions; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see
Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2006, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude charges associated with the integration of the Callaway Golf Company and Top-Flite Golf Company operations and charges related to the gross margin initiatives. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company's operations without these charges. The Company has provided reconciling information in the text of this press release and in the supplemental financial information attached to this release.

     Through an unwavering commitment to innovation, Callaway Golf creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf(R), Top-Flite(R), Odyssey(R) and Ben Hogan(R) brands. For more information visit www.callawaygolf.com.


                        Callaway Golf Company
                Consolidated Condensed Balance Sheets
                            (In thousands)
                             (Unaudited)


                                                 June 30, December 31,
                                                   2007         2006
                                                 -------- ------------


ASSETS
Current assets:
 Cash and cash equivalents                       $ 48,397     $ 46,362
 Accounts receivable, net                         281,538      118,133
 Inventories, net                                 225,835      265,110
 Deferred taxes                                    37,047       32,813
 Income taxes receivable                                -        9,094
 Other current assets                              21,429       21,688
                                                 -------- ------------
    Total current assets                          614,246      493,200

Property, plant and equipment, net                133,052      131,224
Intangible assets, net                            174,089      175,159
Deferred taxes                                     25,866       18,821
Other assets                                       27,866       27,543
                                                 -------- ------------
                                                 $975,119     $845,947
                                                 ======== ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses           $141,358     $111,360
 Accrued employee compensation and benefits        31,960       18,731
 Accrued warranty expense                          14,365       13,364
 Bank line of credit                               55,394       80,000
 Other current liabilities                          8,033            -
                                                 -------- ------------
    Total current liabilities                     251,110      223,455

Long-term liabilities                              59,117       43,388

Minority interest                                   1,937        1,987

Shareholders' equity                              662,955      577,117
                                                 -------- ------------
                                                 $975,119     $845,947
                                                 ======== ============


                        Callaway Golf Company
                       Statements of Operations
                (In thousands, except per share data)
                             (Unaudited)


                                                Quarter Ended
                                                  June 30,
                                           -----------------------
                                               2007          2006
                                           ---------     ---------

Net sales                                  $380,017 100% $341,815 100%
Cost of sales                               204,892  54%  201,729  59%
                                           ---------     ---------
Gross profit                                175,125  46%  140,086  41%
Operating expenses:
 Selling                                     80,910  21%   77,045  23%
 General and administrative                  24,187   6%   18,101   5%
 Research and development                     7,907   2%    6,194   2%
                                           ---------     ---------
Total operating expenses                    113,004  30%  101,340  30%
Income from operations                       62,121  16%   38,746  11%
Other expense, net                           (1,891)       (1,273)
                                           ---------     ---------
Income before income taxes                   60,230  16%   37,473  11%
Income tax provision                         23,591        14,934
                                           ---------     ---------
Net income                                 $ 36,639  10% $ 22,539   7%
                                           =========     =========

Earnings per common share:
 Basic                                     $   0.54      $   0.33
 Diluted                                   $   0.53      $   0.33
Weighted-average shares outstanding:
 Basic                                       67,970        67,799
 Diluted                                     69,274        68,577


                                              Six Months Ended
                                                  June 30,
                                           -----------------------
                                               2007          2006
                                           ---------     ---------

Net sales                                  $714,624 100% $644,260 100%
Cost of sales                               378,778  53%  372,662  58%
                                           ---------     ---------
Gross profit                                335,846  47%  271,598  42%
Operating expenses:
 Selling                                    156,201  22%  145,173  23%
 General and administrative                  45,745   6%   38,325   6%
 Research and development                    15,923   2%   12,998   2%
                                           ---------     ---------
Total operating expenses                    217,869  30%  196,496  30%
Income from operations                      117,977  17%   75,102  12%
Other expense, net                           (3,229)         (971)
                                           ---------     ---------
Income before income taxes                  114,748  16%   74,131  12%
Income tax provision                         45,273        28,731
                                           ---------     ---------
Net income                                 $ 69,475  10% $ 45,400   7%
                                           =========     =========

Earnings per common share:
 Basic                                     $   1.03      $   0.66
 Diluted                                   $   1.01      $   0.65
Weighted-average shares outstanding:
 Basic                                       67,623        68,479
 Diluted                                     68,798        69,356


                        Callaway Golf Company
           Consolidated Condensed Statements of Cash Flows
                            (In thousands)
                             (Unaudited)


                                                    Six Months Ended
                                                        June 30,
                                                  --------------------
                                                    2007       2006
                                                  --------- ----------
Cash flows from operating activities:
 Net income                                       $ 69,475  $  45,400
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                     17,600     15,225
  Non-cash compensation                              6,527      6,331
  Loss on disposal of assets                            61        324
  Deferred taxes                                     5,348      1,165
  Changes in assets and liabilities, net of
   effects from acquisition                        (66,208)  (114,383)
                                                  --------- ----------
 Net cash provided by (used in) operating
  activities                                        32,803    (45,938)
                                                  --------- ----------

Cash flows from investing activities:
 Capital expenditures                              (18,439)   (20,463)
 Business acquisition, net of cash acquired              -     (5,911)
 Proceeds from sale of capital assets                    9        120
                                                  --------- ----------
 Net cash used in investing activities             (18,430)   (26,254)
                                                  --------- ----------

Cash flows from financing activities:
 Issuance of Common Stock                           42,108      6,519
 Dividends paid, net                                (4,757)    (4,901)
 Acquisition of Treasury Stock                     (28,735)   (42,894)
 Tax benefit from exercise of stock option           3,013        481
 (Payments on) proceeds from line of credit net    (24,606)   110,300
 Other financing activities                            (50)       (20)
                                                  --------- ----------
 Net cash (used in) provided by financing
  activities                                       (13,027)    69,485
                                                  --------- ----------

Effect of exchange rate changes on cash and
 cash equivalents                                      689      1,339
                                                  --------- ----------
Net increase (decrease) in cash and cash
 equivalents                                         2,035     (1,368)
Cash and cash equivalents at beginning of
 period                                             46,362     49,481
                                                  --------- ----------
Cash and cash equivalents at end of period        $ 48,397  $  48,113
                                                  ========= ==========


                        Callaway Golf Company
       Consolidated Net Sales and Operating Segment Information
                            (In thousands)
                             (Unaudited)



                                      Net Sales by Product Category
   -------------------------------------------------------------------
                                      Quarter Ended
                                        June 30,      Growth/(Decline)
                                    ----------------- ----------------
                                      2007     2006   Dollars  Percent
                                    -------- -------- -------- -------
   Net sales:
       Woods                        $111,971 $ 86,319 $25,652     30%
       Irons (1)                      95,381  103,148  (7,767)    -8%
       Putters                        37,458   37,313     145      0%
       Golf balls                     72,114   69,103   3,011      4%
       Accessories and other (1)      63,093   45,932  17,161     37%
                                    -------- -------- --------
                                    $380,017 $341,815 $38,202     11%
                                    ======== ======== ========




                                      Net Sales by Product Category
      ----------------------------------------------------------------
                                    Six Months Ended
                                        June 30,      Growth/(Decline)
                                    ----------------- ----------------
                                      2007     2006   Dollars  Percent
                                    -------- -------- -------- -------
 Net sales:
      Woods                         $214,994 $183,439  $31,555     17%
      Irons (1)                      195,418  189,708    5,710      3%
      Putters                         66,532   62,191    4,341      7%
      Golf balls                     125,660  124,833      827      1%
      Accessories and other (1)      112,020   84,089   27,931     33%
                                    -------- -------- --------
                                    $714,624 $644,260  $70,364     11%
                                    ======== ======== ========


  (1) Prior periods have been restated to reflect current period classification.


                                           Net Sales by Region
 ---------------------------------------------------------------------
                                      Quarter Ended
                                        June 30,      Growth/(Decline)
                                    ----------------- ----------------
                                      2007     2006   Dollars  Percent
                                    -------- -------- -------- -------
 Net sales:
     United States                  $204,391 $186,349  $18,042    10%
     Europe                           70,284   54,336   15,948    29%
     Japan                            33,847   34,042    (195)    -1%
     Rest of Asia                     25,645   25,561       84     0%
     Other foreign countries          45,850   41,527    4,323    10%
                                    -------- -------- --------
                                    $380,017 $341,815  $38,202    11%
                                    ======== ======== ========

                                          Net Sales by Region
 --------------------------------------------------------------------
                                   Six Months Ended
                                       June 30,      Growth/(Decline)
                                   ----------------- ----------------
                                     2007     2006   Dollars  Percent
                                   -------- -------- -------- -------
 Net sales:
     United States                 $388,195 $367,632  $20,563      6%
     Europe                         126,307  104,421   21,886     21%
     Japan                           71,787   60,156   11,631     19%
     Rest of Asia                    48,466   42,549    5,917     14%
     Other foreign countries         79,869   69,502   10,367     15%
                                   -------- -------- --------
                                   $714,624 $644,260  $70,364     11%
                                   ======== ======== ========


                               Operating Segment Information
 -------------------------------------------------------------------
                           Quarter Ended
                             June 30,           Growth/(Decline)
                        ------------------- ------------------------
                            2007      2006  Dollars     Percent
                        --------- --------- ------------------------
 Net sales:
     Golf clubs         $307,903  $272,713  $35,190       13%
     Golf balls           72,114    69,102    3,012        4%
                        --------- --------- --------
                        $380,017  $341,815  $38,202       11%
                        ========= ========= ========

 Income before provision for income taxes:
     Golf clubs         $ 73,869  $ 50,328  $23,541       47%
     Golf balls            5,584       544    5,040      926%
     Reconciling items
      (2)                (19,223)  (13,399)  (5,824)     -43%
                        --------- --------- --------
                        $ 60,230  $ 37,473  $22,757       61%
                        ========= ========= ========


                                 Operating Segment Information
 --------------------------------------------------------------------
                              Six Months Ended
                                  June 30,           Growth/(Decline)
                           -----------------------   ----------------
                              2007         2006       Dollars Percent
                           ----------   ----------   ----------------
   Net sales:
         Golf clubs        $ 588,964    $ 519,427    $  69,537    13%
         Golf balls          125,660      124,833          827     1%
                           ----------   ----------   ---------
                           $ 714,624    $ 644,260    $  70,364    11%
                           ----------   ----------   ---------


         Golf clubs        $ 139,524    $  95,395    $  44,129    46%
         Golf balls           11,001        6,902        4,099    59%
         Reconciling items
          (2)                (35,777)     (28,166)     (7,611)   -27%
                           ----------   ----------   ---------
                           $ 114,748    $  74,131    $  40,617    55%
                           ----------   ----------   ---------


  (2) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.


                        Callaway Golf Company
                  Supplemental Financial Information
                (In thousands, except per share data)
                             (Unaudited)



                                        Quarter Ended June 30,
                                    -------------------------------
                                                 2007
                                    -------------------------------

                                    Pro Forma Gross Margin Total as
                                     Callaway  Improvement  Reported
                                       Golf    Initiatives
                                    ---------------------------------
Net sales                           $380,017     $     -  $380,017
Gross profit                         177,076      (1,951)  175,125
% of sales                                47%        n/a        46%
Operating expenses                   113,004           -   113,004
                                    --------- ----------- ---------
Income (loss) from operations         64,072      (1,951)   62,121
Other expense, net                    (1,891)          -    (1,891)
                                    --------- ----------- ---------
Income (loss) before income taxes     62,181      (1,951)   60,230
Income tax provision                  24,350        (759)   23,591
                                    --------- ----------- ---------
Net income (loss)                   $ 37,831     $(1,192) $ 36,639
                                    ========= =========== =========

Diluted earnings (loss) per share:  $   0.55     $ (0.02) $   0.53
Weighted-average shares
     outstanding:                     69,274      69,274    69,274



                                     Quarter Ended June 30,
                          --------------------------------------------
                                               2006
                          --------------------------------------------

                           Pro Forma IntegrationRestructuringTotal as
                            Callaway   Charges     Charges    Reported
                              Golf
                          --------------------------------------------
Net sales                  $341,815    $     -      $     -  $341,815
Gross profit                141,698     (1,516)         (96)  140,086
% of sales                       41%       n/a          n/a        41%
Operating expenses          100,648        218          474   101,340
                          ---------- ---------- ------------ ---------
Income (loss) from
 operations                  41,050     (1,734)        (570)   38,746
Other expense, net           (1,273)         -            -    (1,273)
                          ---------- ---------- ------------ ---------
Income (loss) before
 income taxes                39,777     (1,734)        (570)   37,473
Income tax provision         15,809       (662)        (213)   14,934
                          ---------- ---------- ------------ ---------
Net income (loss)          $ 23,968    $(1,072)     $  (357) $ 22,539
                          ========== ========== ============ =========

Diluted earnings (loss)
 per share:                $   0.35    $ (0.01)     $ (0.01) $   0.33
Weighted-average shares
     outstanding:            68,577     68,577       68,577    68,577


                                       Six Months Ended June 30,
                                    --------------------------------
                                                 2007
                                    --------------------------------

                                    Pro Forma Gross Margin Total as
                                     Callaway  Improvement  Reported
                                       Golf    Initiatives
                                    ----------------------------------
Net sales                           $714,624     $     -   $714,624
Gross profit                         339,202      (3,356)   335,846
% of sales                                47%        n/a         47%
Operating expenses                   217,869           -    217,869
                                    --------- -----------  ---------
Income (loss) from operations        121,333      (3,356)   117,977
Other expense, net                    (3,229)          -     (3,229)
                                    --------- -----------  ---------
Income (loss) before income taxes    118,104      (3,356)   114,748
Income tax provision                  46,586      (1,313)    45,273
                                    --------- -----------  ---------
Net income (loss)                   $ 71,518     $(2,043)  $ 69,475
                                    ========= ===========  =========

Diluted earnings (loss) per share:  $   1.04     $ (0.03)  $   1.01
Weighted-average shares
     outstanding:                     68,798      68,798     68,798

                                  Six Months Ended June 30,
                        ---------------------------------------------
                                             2006
                        ---------------------------------------------

                        Pro Forma Integration Restructuring Total as
                         Callaway   Charges      Charges     Reported
                           Golf
                        ---------------------------------------------
Net sales               $644,260     $     -       $     -  $644,260
Gross profit             273,879      (2,171)         (110)  271,598
% of sales                    43%        n/a           n/a        42%
Operating expenses       195,453         593           450   196,496
                        --------- ----------- ------------- ---------
Income (loss) from
 operations               78,426      (2,764)         (560)   75,102
Other expense, net          (971)          -             -      (971)
                        --------- ----------- ------------- ---------
Income (loss) before
 income taxes             77,455      (2,764)         (560)   74,131
Income tax provision      30,001      (1,061)         (209)   28,731
                        --------- ----------- ------------- ---------
Net income (loss)       $ 47,454     $(1,703)      $  (351) $ 45,400
                        ========= =========== ============= =========

Diluted earnings
 (loss) per share:      $   0.68     $ (0.02)      $ (0.01) $   0.65
Weighted-average shares
     outstanding:         69,356      69,356        69,356    69,356


Earnings Before Interest, Taxes, Depreciation and Amortization
 (EBITDA):


                         2007 Trailing Twelve Months EBITDA
                         --------------------------------------------
                                    Quarter Ended
                         -----------------------------------
                         September December   March  June 30,
                             30,       31,      31,
                           2006      2006     2007    2007    Total
                         --------- --------- ------- ------- --------
Net income (loss)        $(11,916) $(10,194) $32,836 $36,639  $47,365
Interest expense
 (income), net               1,132       905   1,677   1,672    5,386
Income tax provision
 (benefit)                 (6,075)  (10,948)  21,682  23,591   28,250
Depreciation and
 amortization expense        8,736     8,313   9,009   8,591   34,649
                         --------- --------- ------- ------- --------
EBITDA                    $(8,123) $(11,924) $65,204 $70,493 $115,650
                         ========= ========= ======= ======= ========


                           2006 Trailing Twelve Months EBITDA
                           -------------------------------------------
                                      Quarter Ended
                           -----------------------------------
                           September December   March  June 30,
                              30,        31,      31,
                             2005      2005     2006    2006    Total
                           --------  --------- ------- ------- -------
Net income (loss)          $(4,804)  $(18,664) $22,861 $22,539 $21,932
Interest expense (income),
 net                            332      (165)     533   1,522   2,222
Income tax provision
 (benefit)                  (3,954)   (14,361)  13,797  14,934  10,416
Depreciation and
 amortization expense         8,283      7,318   7,290   7,935  30,826
                           --------  --------- ------- ------- -------
EBITDA                       $(143)  $(25,872) $44,481 $46,930 $65,396
                           ========  ========= ======= ======= =======


     CONTACT: Callaway Golf Company
              Brad Holiday
              Patrick Burke
              Michele Szynal
              (760) 931-1771